FS KKR Capital Corp. II 8-K

Exhibit 99.1

FS KKR Capital Corp. II Announces Second Quarter 2020 Results and

Declares Distribution for Third Quarter

PHILADELPHIA, PA, August 10, 2020 – FS KKR Capital Corp. II (NYSE: FSKR), a leading publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its financial and operating results for the quarter ended June 30, 2020, and that its board of directors has declared a third quarter 2020 distribution totaling $0.55 per share. Effective June 10, 2020, FSKR completed a 4 to 1 reverse stock split of its shares of common stock (the Reverse Stock Split). On June 17, 2020, shares of FSKR’s common stock began trading on the New York Stock Exchange (NYSE).

Financial and Operating Highlights for the Quarter Ended June 30, 2020(1)

●	Net investment income of $0.44 per share, compared to $0.55 per share for the quarter ended March 31, 2020

●	Adjusted net investment income of $0.48 per share, which excludes $6.6 million, or $0.04 per share, in fees associated with FSKR’s listing on the NYSE

●	Total net realized and unrealized loss of $0.31 per share, compared to a total net realized and unrealized loss of $4.72 per share for the quarter ended March 31, 2020

●	Paid cash distributions to stockholders totaling $0.60 per share(2)

●	Total purchases of $182 million versus $367 million of sales and repayments

●	Net asset value of $24.22 per share, compared to $24.68 per share as of March 31, 2020

Commenting on the quarter, CEO and Chairman, Michael C. Forman, stated, “We took a significant step forward during the second quarter, as we successfully listed FSKR on the NYSE, thereby providing liquidity to our existing shareholders while simultaneously positioning the Company for future growth by receiving shareholder approval to take advantage of the 150% Asset Coverage Ratio as defined by the SEC.  With this approval, FSKR becomes one of the most well positioned BDCs in the industry with approximately $1.6 billion of committed growth capital. In addition, our third quarter dividend of $0.55 per share equates to an annualized yield of 9.1% on our net asset value per share and is reflective of our view toward future growth.”

Declaration of Distribution for Third Quarter 2020

FSKR’s board of directors has declared a cash distribution for the third quarter of $0.55 per share, which will be paid on or about October 1, 2020 to stockholders of record as of the close of business on September 16, 2020.

Summary Consolidated Results

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	June 30, 2020	March 31, 2020
Total investment income	$168	$195
Net investment income	75	93
Net increase (decrease) in net assets resulting from operations	22	(708)

Net investment income per share	$0.44	$0.55
Total net realized and unrealized gain (loss) per share	$(0.31)	$(4.72)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.13	$(4.17)
Stockholder distributions per share(2)	$0.60	$0.60
Net asset value per share at period end	$24.22	$24.68
Weighted average shares outstanding	171,598,176	169,594,825
Shares outstanding, end of period	172,862,454	169,594,825

(dollar amounts in millions)	As of June 30, 2020	As of December 31, 2019
Total fair value of investments	$7,281	$8,591
Total assets	7,758	8,970
Total stockholders’ equity	4,186	4,996

Portfolio Highlights as of June 30, 2020

●	Total fair value of investments was $7.3 billion of which 77% was invested in senior secured securities.

●	Direct originations(3) represented approximately 88% of the portfolio by fair value as of June 30, 2020.

●	Weighted average annual yield on accruing debt investments(4) was 8.7%, compared to 8.9% as of March 31, 2020.

●	Weighted average annual yield on all debt investments(4) was 7.4%, compared to 7.8% as of March 31, 2020.

●	Exposure to the top ten largest portfolio companies by fair value was 26% as of June 30, 2020, compared to 26% as of March 31, 2020.

Total Portfolio Activity

	Three Months Ended
(dollar amounts in millions)	June 30, 2020	March 31, 2020
Purchases	$182	$1,317
Sales and redemptions	(367)	(1,643)
Net portfolio activity	$(185)	$(326)
Sales to COP	—	253
Adjusted net portfolio activity	$(185)	$(73)

Portfolio Data	As of June 30, 2020	As of December 31, 2019
Total fair value of investments	$7,281	$8,591
Number of Portfolio Companies	164	213
% of Investments on Non-Accrual (based on fair value)(5)	5.4%	2.1%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	66.7%	66.6%
Senior Secured Loans — Second Lien	8.7%	9.4%
Other Senior Secured Debt	1.4%	2.7%
Subordinated Debt	2.4%	5.7%
Asset Based Finance	9.3%	5.6%
Strategic Credit Opportunities Partners, LLC	7.9%	5.9%
Equity/Other	3.6%	4.1%

Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	71.1%	72.9%
% Fixed Rate Debt Investments	9.9%	14.7%
% Other Income Producing Investments	10.1%	6.9%
% Non-Income Producing Investments(6)	3.5%	3.4%
% of Investments on Non-Accrual(5)	5.4%	2.1%

Direct Originations

Direct Originations Portfolio Data	As of June 30, 2020	As of December 31, 2019
Total Fair Value of Direct Originations(3)	$6,416	$6,713

Leverage and Liquidity as of June 30, 2020

●	Net debt to equity ratio(7) of 75%, based on $3.4 billion in total debt outstanding, $295 million of cash and foreign currency and $29 million of net payable for investments purchased and stockholders’ equity of $4.2 billion. FSKR’s weighted average effective interest rate (including the effect of non-usage fees) was 3.54%.

●	Cash and foreign currency of $295 million and availability under its financing arrangements of $1,685 million, subject to borrowing base and other limitations.

Conference Call Information

FSKR will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, August 11, 2020, to discuss its second quarter 2020 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 519-1290 and using the conference ID 8794087 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr under Events + presentations.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr under Events + presentations.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr under Events + presentations.

About FS KKR Capital Corp. II

FS KKR Capital Corp. II (NYSE: FSKR) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSKR seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSKR is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com/fskr.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $15 billion in assets under management as of June 30, 2020. The BDCs managed by FS/KKR are FS KKR Capital Corp. (NYSE: FSK) and FSKR.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL, Washington, DC and Leawood, KS. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSKR. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSKR’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSKR’s operating area, and the price at which shares of FSKR’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSKR makes with the SEC. FSKR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSKR. The information contained in this press release is summary information that is intended to be considered in the context of FSKR’s SEC filings and other public announcements that FSKR may make, by press release or otherwise, from time to time. FSKR undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSKR, or information about the market, as indicative of FSKR’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSKR’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, which FSKR filed with the U.S. Securities and Exchange Commission (the SEC) on August 10, 2020, as well as FSKR’s other reports filed with the SEC. A copy of FSKR’s quarterly report on Form 10-Q for the quarter ended June 30, 2020 and FSKR’s other reports filed with the SEC can be found on FSKR’s website at www.fskkradvisor.com/fskr and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSKR’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSKR intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSKR’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSKR may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSKR’s common stock, and borrowings. FSKR has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Income Statement ($ amounts in millions, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Investment income
Interest income	$113	$96	$258	$199
Paid-in-kind interest income	10	2	21	4
Fee income	7	6	22	13
Dividend and other income	—	—	2	0
From non-controlled/affiliated investments:
Interest income	13	6	16	11
Paid-in-kind interest income	5	2	8	5
Fee income	—	—	—	0
From controlled/affiliated investments:
Interest income	—	—	3	—
Paid-in-kind interest income	1	—	1	—
Dividend and other income	19	—	32	—
Total investment income	168	112	363	232

Operating expenses
Management fees	29	17	62	35
Subordinated income incentive fees	19	9	42	20
Administrative services expenses	1	1	3	2
Stock transfer agent fees	1	—	2	1
Accounting and administrative fees	—	1	1	1
Interest expense	35	25	75	55
Listing advisory fees	7	—	7	—
Other general and administrative expenses	1	1	3	2
Total operating expenses	93	54	195	116
Net investment income	75	58	168	116

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(34)	(22)	(251)	(41)
Non-controlled/affiliated investments	(109)	—	(109)	0
Net realized gain (loss) on total return swap	1	—	(1)	—
Net realized gain (loss) on foreign currency forward contracts	—	—	0	—
Net realized gain (loss) on interest rate swaps	(4)	—	(6)	—
Net realized gain (loss) on foreign currency	—	—	1	0
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(22)	6	(451)	43
Non-controlled/affiliated investments	84	9	(12)	9
Controlled/affiliated investments	59	—	(21)	—
Net change in unrealized appreciation (depreciation) on total return swap	(1)	—	2	—
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(1)	—	1	—
Net change in unrealized appreciation (depreciation) on interest rate swaps	—	(6)	(30)	(10)
Net change in unrealized gain (loss) on foreign currency	(26)	(2)	23	(3)
Total net realized and unrealized gain (loss)	$(53)	$(15)	$(854)	$(2)
Net increase (decrease) in net assets resulting from operations	$22	$43	$(686)	$114

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)(1)	$0.13	$0.53	$(4.02)	$1.41
Weighted average shares outstanding(1)	171,598,176	81,060,591	170,602,035	81,068,885

Balance Sheet ($ amounts in millions, except per share data)	June 30, 2020
	(Unaudited)	December 31, 2019
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$7,087 and $8,004, respectively)	$6,299	$7,670
Non-controlled/affiliated investments (amortized cost—$428 and $478, respectively)	296	356
Controlled/affiliated investments (amortized cost—$700 and $559, respectively)	686	565
Total investments, at fair value (amortized cost—$8,215 and $9,041, respectively)	7,281	8,591
Cash	289	163
Foreign currency, at fair value (cost—$7 and $4, respectively)	6	4
Collateral held at broker for open interest rate swap contracts	59	44
Due from counterparty	2	45
Receivable for investments sold and repaid	13	23
Income receivable	92	84
Deferred financing costs	13	12
Prepaid expenses and other assets	3	4
Total assets	$7,758	$8,970

Liabilities
Payable for investments purchased	$42	$37
Debt (net of deferred financing costs of $40 and $0, respectively)	3,382	3,809
Management fees payable	29	35
Subordinated income incentive fees payable	19	11
Administrative services expense payable	2	3
Interest payable	27	30
Unrealized depreciation on foreign currency forward contracts	—	1
Unrealized depreciation on total return swap	2	4
Unrealized depreciation on interest rate swaps	59	29
Other accrued expenses and liabilities	10	15
Total liabilities	3,572	3,974
Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 900,000,000 shares authorized, 172,862,454 and 169,594,825 shares issued and outstanding, respectively	—	1
Capital in excess of par value	5,875	5,794
Retained earnings (accumulated deficit)	(1,689)	(799)
Total stockholders’ equity	4,186	4,996
Total liabilities and stockholders’ equity	$7,758	$8,970
Net asset value per share of common stock at period end(1)	$24.22	$29.44

1)

Per share data was derived by using the weighted average shares of FSKR’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding. Share and per share amounts have been adjusted to reflect the Reverse Stock Split on a retroactive basis.

2)

The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period. The amount of each per share distribution has been retroactively adjusted to reflect the Reverse Stock Split.

3)	See FSKR’s quarterly report on Form 10-Q for the three months ended June 30, 2020 for a description of FSKR’s investment strategies, including its definition of “direct originations.”

4)

See FSKR’s quarterly report on Form 10-Q for the three months ended June 30, 2020 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

5)	Interest income is recorded on an accrual basis. See FSKR’s quarterly report on Form 10-Q for the three months ended June 30, 2020 for a description of FSKR’s revenue recognition policy.

6)	Does not include investments on non-accrual status.

7)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.